Exhibit 23.2

                              Accountants' Consent


The Unit Holders of
Regency Centers, L.P.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                        /s/ KPMG LLP
                                        KPMG LLP


Jacksonville, Florida
April 12, 2001